Exhibit 99.1

           101 Gateway Centre Parkway     Richmond, Virginia  23235    Telephone: 804-267-8000    Fax: 804-267-8850    Website: www.landam.com

September 2, 2003

G. William Evans

Randy Farmer

Chief Financial Officer

Senior Vice President – Communications

804.267.8114

804.267.8120

FOR IMMEDIATE RELEASE

LandAmerica to Acquire Tax and Flood Certification Company

Richmond, VA — Richmond-based LandAmerica Financial Group, Inc. (NYSE:LFG), a leading provider of real estate transaction services, has signed an agreement to purchase LERETA Corp, a national tax service and flood hazard certification company headquartered in Covina, CA, subject to regulatory approval.

Founded in 1986, LERETA employs state-of-the-art systems, creative solutions, and personal service to maintain a nationwide network that provides tax and flood services to the mortgage lending industry.  LERETA reported total assets in excess of $120 million at June 30, 2003, and gross revenues of $85 million for the first six months of 2003.  LERETA’s operating results are expected  to be  immediately accretive to LandAmerica.  LandAmerica has agreed to pay $210 million in cash to acquire 100% of the outstanding stock of LERETA.

“We are excited and pleased that LERETA is becoming a part of LandAmerica. We’re eager to begin marketing our tax and flood services with the backing of a publicly traded company with 2002 net revenues of $2.5 billion—especially one that shares our commitment to offering extraordinary customer service,” says Dale Quarto, president and CEO of LERETA. “Together, we believe we will offer the highest quality bundle of settlement products available in the industry and we look forward to reaching our goals together.”

Charles H. Foster, Jr., chairman and chief executive officer, is equally enthusiastic about the transaction. “With its sterling reputation for accuracy, responsiveness, and superior service, LERETA is a great addition to the LandAmerica family. Together, we are in a better position to anticipate and meet the demands of our collective mortgage customers.  Look for a combined effort to produce solutions that reduce the complexity of real estate transactions and create a more predictable outcome for the consumer.”  Foster adds that this acquisition plays perfectly with LandAmerica’s growth strategy of expanding beyond its core business of title insurance. “We believe this acquisition will enhance shareholder value by contributing to our five-year goal to generate 20-25% of our revenues from products and services other than title insurance.”

The company will sponsor a conference call for analysts and shareholders on Tuesday, September 2, 2003 at 10:00 a.m. Eastern Time to discuss the transaction.  Those wishing to participate in the conference call should dial 1-888-577-8993 prior to the beginning of the call and provide the conference operator with the pass code “LandAmerica”.  Also, the call will be simultaneously broadcast over the internet via LandAmerica’s web site (www.landam.com), under the Financial Info section. Additionally, an audio archive of the call can be accessed two hours after the completion of the live call via LandAmerica’s web site.

J. P. Morgan Securities Inc. acted as exclusive advisor to LandAmerica in this transaction.

About LandAmerica Financial Group, Inc.

LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services. LandAmerica, through its subsidiaries Commonwealth Land Title Insurance

Company, Lawyers Title Insurance Corporation, Transnation Title Insurance Company,

LandAmerica OneStop and Inspectech, services its residential and commercial customers with more than 700 offices and a network of 10,000 active agents throughout the United

States, Mexico, Canada, the Caribbean, Central and South America.

Historical interim financial information of LERETA Corp. included in this release is not necessarily indicative of LERETA’s financial position or results of operations for any future quarterly or annual period.

The company cautions readers that the statements contained herein regarding the company’s future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

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